Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.220.7716

[●], 2021

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, CO 80202

Ladies and Gentlemen:

We have acted as counsel for Bonanza Creek, Energy, Inc., a Delaware corporation (“Bonanza Creek”) and each of the entities listed on Exhibit A hereto (the “Guarantors” and each a “Guarantor”). The Guarantors and Bonanza Creek are collectively referred to herein as the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Registrants of (i) up to 9,314,214 shares (the “Shares”) of common stock, par value $0.01 per share, of Bonanza Creek and (ii) up to $100 million aggregate principal amount of 7.5% Senior Notes due 2026 of Bonanza Creek (the “New Notes”), to be guaranteed by the Guarantors, to be issued pursuant to a Registration Statement on Form S-4 filed on December 17, 2020 (Registration No. 333-251402), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The New Notes are to be issued pursuant to an indenture to be entered into among Bonanza Creek, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture includes the guarantees by the Guarantors of the New Notes (collectively, the “Guarantees” and, together with the Shares and the New Notes, the “Securities”).

The Securities are to be issued in exchange for the outstanding 7.0% Senior Notes due 2022 of HighPoint Operating Corporation (“HighPoint OpCo”) and the outstanding 8.75% Senior Notes due 2025 of HighPoint OpCo (collectively, the “Old Notes”), pursuant to either (i) the Exchange Offer, as defined in the Agreement and Plan of Merger dated as of November 9, 2020 (as amended from time to time, the “Merger Agreement”), by and among Bonanza Creek, Boron Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Bonanza Creek, and HighPoint Resources Corporation, a Delaware corporation (“HighPoint”), or (ii) the Prepackaged Plan (as defined in the Merger Agreement), in each case, subject to the terms and conditions of the Exchange Offer, the Prepackaged Plan or the Merger Agreement, as applicable.

We are rendering the opinions hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement, (ii) the Registration Statement, (iii) the form of Indenture (including the Guarantees contained therein), (iv) forms of the New Notes and the Guarantees, (v) certificates of incorporation, certificates of formation, bylaws, limited liability agreements, partnership agreements and other organizational documents, as applicable, of the Registrants, and (v) resolutions or written consents of the board of directors, board of managers, manager, managing member, sole member or general partner, as applicable, of the Registrants that pertain to the Merger Agreement and the issuance of the Shares (the “Share Issuance”), the New Notes and the Guarantees pursuant thereto (the “Notes Issuance” and collectively with the Share Issuance, the “Issuances”). In addition, we have reviewed such questions of law as we considered necessary or appropriate.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

Bonanza Creek Energy Inc. [●], 2021 Page 2

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Registrants and others as to factual matters.

In furnishing these opinions, we have further assumed that, at the time of the Issuances (i) the Registration Statement will be effective, (ii) Bonanza Creek’s stockholders will have approved the Share Issuance pursuant to the terms of the Merger Agreement and as contemplated by the Registration Statement, (iii) the Securities will have been issued in compliance with applicable federal and state securities laws, and (iv) the other conditions to consummating the transactions contemplated by the Merger Agreement and the Exchange Offer or the Prepackaged Plan, as applicable, will have been satisfied or duly waived.

In furnishing opinions 1 and 2, we have further assumed that, at the time of the Issuances (i) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, (ii) the Indenture will have been duly executed and delivered by Bonanza Creek and the Guarantors, (iii) the Trustee is qualified to act as trustee under the Indenture and will have duly authorized, executed and delivered the Indenture, and (iv) the New Notes and the Guarantees will have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto pursuant to the Exchange Offer or the Prepackaged Plan described in the Registration Statement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	the New Notes, when issued by Bonanza Creek in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued under the Indenture and will constitute valid and binding obligations of Bonanza Creek;

Bonanza Creek Energy Inc. [●], 2021 Page 3

2.	the Guarantees, when issued by the Guarantors in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued under the Indenture and will constitute valid and binding obligations of the Guarantors; and

3.	the Shares, when issued by Bonanza Creek in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable,

The foregoing opinions in paragraphs 1 and 2 are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) as to enforcement of legal remedies, applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, (ii) as to enforcement of legal remedies, an implied covenant of good faith and fair dealing, and (iii) as to remedies of specific performance and injunctive and other forms of equitable relief, equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought.

We express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law, or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

The opinions expressed in this letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We undertake no, and hereby expressly disclaim any, obligation to advise Bonanza Creek or anyone else of any change in any matter set forth herein.

Very truly yours,

DRAFT

Bonanza Creek Energy Inc. [●], 2021 Page 4

Exhibit A

Bonanza Creek Energy Operating Company, LLC

Holmes Eastern Company, LLC

Rocky Mountain Infrastructure, LLC

Boron Merger Sub, Inc.